Exhibit 10.7

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE MAKER HAS RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE MAKER.

SENIOR SUBORDINATED PROMISSORY NOTE

May 2, 2008	$75,000,000

FOR VALUE RECEIVED, Kellwood Holding Corp., a Delaware corporation, (the “Maker”) hereby covenants and promises to pay to SCSF Kellwood Finance, LLC, a Delaware limited liability company (the “Payee”) the principal amount of SEVENTY FIVE MILLION DOLLARS ($75,000,000).

1. Interest.

(a) Interest Accrual. Interest shall accrue on a daily basis at a rate of fifteen percent (15%) per annum (calculated on the basis of the number of days in the applicable Fiscal Year) on the unpaid principal balance of this Note then outstanding; provided, however, that, if the principal amount of this Note shall not be paid on the Maturity Date (as defined in Section 2(a)), interest shall accrue on a daily basis during the period commencing on the Maturity Date and ending on the date this Note is paid in full at a rate of seventeen percent (17%) per annum (calculated on the basis of the number of days in the applicable Fiscal Year) on the unpaid principal balance of this Note then outstanding.

(b) PIK Interest; Capitalization of Interest. All accrued interest which is not paid in cash on or before an Interest Payment Date in such Fiscal Year (the “Capitalization Date”) shall be deemed to be paid in kind and added to the principal amount outstanding hereunder, in each case, as of the Capitalization Date. It is understood and agreed that all accrued interest shall be deemed to be interest paid in kind, unless the Maker notifies the Payee of its election otherwise.

2. Principal.

(a) Maturity Date. On October 15, 2011 (the “Maturity Date”), the Maker shall pay the entire unpaid principal amount of this Note then outstanding to the Payee, together with all accrued and unpaid interest thereon.

(b) Prepayment at the Maker’s Election. At any time, the Maker may without premium or penalty prepay all or any portion of the unpaid principal amount of this Note.

(c) Mandatory Prepayment. Upon a Change of Control, the Maker shall redeem this Note in full in cash at a price equal to the unpaid principal amount of the Note, plus all accrued and unpaid interest.

(d) Replacement Notes. The Maker or holder of this Note may, but shall not be obligated to, request the issuance of replacement notes to evidence any increases in the principal amount of this Note pursuant to Section 1(b) with such replacement notes being identical in form and substance in all respects to this Note, including the subordination provisions hereunder. Upon any such request, the Maker shall issue such replacement notes and the holder(s) of this Note or such replacement notes shall return such notes to be replaced to the Maker, in each case marked “cancelled”, or deliver to the Maker a lost note indemnity in form and substance satisfactory to the Maker. The replacement and cancellation of notes pursuant to this Section 2(d) shall in no way be a novation of the Indebtedness evidenced by the notes being replaced and cancelled nor shall the security interests granted pursuant to any Subordinated Loan Document be released, terminated or otherwise impaired by such replacement and cancellation.

(e) Application of Principal Payments and Reductions. All payments and prepayments of principal on this Note and all principal reductions effected in accordance with the terms of this Note shall be applied first, to the unpaid principal balance of this Note then outstanding (other than principal attributable to the capitalization of interest in accordance with Section 1(c)) and second, to the unpaid principal balance of this Note attributable to the capitalization of interest in accordance with Section 1(b).

3. Intentionally Omitted.

4. Representations and Warranties.

(a) Organization. The Maker is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has full and adequate power to own its property and conduct its business as now conducted.

(b) Power and Authority. The Maker has all requisite power and authority to issue the Note hereunder, to execute and deliver each document to which it is a party, and to consummate the transactions contemplated thereby.

(c) Binding Obligation. The Note has been duly and validly executed and delivered by the Maker and constitute legal, valid and binding obligations of the Maker enforceable in accordance with the term thereof.

5. Covenants.

(a) Use of Proceeds. The Maker shall use the proceeds provided by the Payee pursuant to the terms of this Note for general corporate purposes, including repaying certain obligations under that certain Bank of Montreal Loan Authorization Agreement dated February 12, 2008 by and among the Maker and Bank of Montreal (as amended, restated, modified, renewed or extended from time to time, the “BOM Agreement”).

(b) Notifications of Defaults on BOM Agreement and BOA Agreement. As soon as practicable and in event within two (2) Business Days after giving or receiving any notice that a default or event of default has occurred under the BOM Agreement or the BOA Agreement, the Maker shall deliver to the holder of this Note a copy of any such notice.

(c) Guaranties and Collateral. The Maker shall deliver, or cause to delivered, such guaranties, security agreement, mortgages and other collateral documents as requested by the holders of this Note and as are necessary to them with guaranties and security interests in the assets of the Maker, together with such opinions, title insurance policies, endorsements, financing statements, control agreements and other agreements, documents and instruments in furtherance of such guaranties and collateral arrangements as the holder of this Note may from time to time reasonably request.

6. Events of Default; Remedies.

(a) Events of Default. The term “Event of Default” as used herein means the occurrence or happening, at any time and from time to time, any of the following:

(i) the failure of the Maker to pay when due and payable (whether at maturity or otherwise) the full amount of interest then accrued on this Note or the full amount of any principal payment on this Note, and such failure to pay is not cured within thirty (30) days after the same becomes due and payable; provided, that any interest which is paid in kind in accordance with Section 1 shall not be deemed to be an Event of Default under this Note due to the fact that such interest is not paid in cash;

(ii) an Insolvency Event occurs;

(iii) the Maker or any Guarantor shall be in material default under the Maker’s covenants set forth herein, any guaranty or any other Subordinated Loan Document, and shall fail to cure such material default within thirty (30) days following written notice from Payee;

(iv) any representation or warranty made or deemed made by or on behalf of Maker or any Guarantor or by any officer of the foregoing under or in connection with this Note or under or in connection with any report, certificate, or other document delivered to any holder of this Note shall have been incorrect in any material respect when made or deemed made;

(v) the Maker, any Guarantor or any of their respective Subsidiaries shall fail to pay when due any principal of or interest or premium on any of its Indebtedness (excluding the obligations hereunder) to the extent that the aggregate principal amount of all such Indebtedness exceeds $23,000,000 (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such other default or event is to accelerate the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; provided that this clause (v) shall not apply to Indebtedness that becomes due as a result of the voluntary sale or transfer of property or assets or as a result of the application (other than by reason of a breach or default by the Maker or any Guarantor) of any provision in such Indebtedness that requires the Maker or any Guarantor to prepay a portion (but less than substantially all) of such Indebtedness then outstanding or that requires the Maker or any Guarantor to offer to redeem or repurchase some (but less than substantially all) of such Indebtedness then outstanding; or

(vi) any material provision of this Note, or any other Subordinated Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Maker or any Guarantor intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Maker or any Guarantor or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Maker or any Guarantor shall deny in writing that it has any liability or obligation purported to be created under this Note, or any other Subordinated Loan Document; or

(vii) any security agreement, any mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected lien in favor of the holder of this Note on any Collateral purported to be covered thereby.

(b) Remedies. Upon the occurrence of an Event of Default, the Majority Payees may declare all or any portion of the unpaid Obligations to be immediately due and payable (provided, however, that if an Event of Default specified in Section 6(a)(ii) occurs, the entire unpaid Obligations shall forthwith become and be immediately due and payable without any declaration or other act on the part of the Majority Payees).

7. Amendment or Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended or waived and the Maker may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Maker has obtained the written consent of the Majority Payees.

8. Definitions. For purposes of this Note, the following capitalized terms have the following meaning:

“BOA Agreement” means that certain Loan and Security Agreement, dated April 12, 2006, by and among Kellwood Company (“Kellwood”), the domestic subsidiaries of Kellwood, the lenders party thereto and Bank of America, N.A., as amended, restated or otherwise modified from time to time.

“Business Day” means each day other than a Saturday, Sunday or legal holiday in the States of Delaware or Florida.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Change of Control” means (i) Sun Capital Partners, Inc. or its affiliates, collectively, at any time fail to own beneficially, directly or indirectly, at least fifty-one percent (51%) of all of the issued and outstanding voting Capital Stock of Maker or (ii) the sale of all or substantially all of the assets of the Maker.

“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a lien or security interest is granted or purported to be granted by such Person as security for all or any part of the obligations under this note or the other Subordinated Loan Documents.

“Guarantor” means any Person who executes a guaranty in connection with this Note or the Obligations.

“Governmental Authority” means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit or bankers acceptances (c) all obligations as a lessee under capital leases, (d) all obligations or liabilities of others secured by a lien on any asset of a Person or its subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices) and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (e) above.

“Insolvency Event” means (a) the Maker, any Guarantor or any of their Subsidiaries commencing any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker, any Guarantor or any of their Subsidiaries making a general assignment for the benefit of its creditors; or (b) there being commenced against the Maker, any Guarantor or any of their Subsidiaries any case, proceeding or other action of a nature referred to in clause (a) above; or (c) there being commenced against the Maker, any Guarantor or any of their Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets; or (d) the Maker, any Guarantor or any of their Subsidiaries taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or (e) the Maker, any Guarantor or any of their Subsidiaries is generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

“Interest Payment Date” means the first day of each month.

“Majority Payees” means the holders of a majority of then outstanding principal amount of this Note and any additional notes issued in connection with assignments and transfers permitted by Section 10.

“Obligations” means (a) all loans, advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Event regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Event), contingent reimbursement obligations with respect to outstanding letters of credit, premiums, liabilities, obligations (including indemnification obligations), fees, charges, costs, lease payments, guaranties, covenants, and duties of any kind and description owing by the Maker to the Payee pursuant to or evidenced by this Note and the other Subordinated Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that the Maker is required to pay or reimburse by the Subordinated Loan Documents, by law, or otherwise, and any reference in this Note or in the Subordinated Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Event.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Subordinated Loan Documents” means this Note, any guaranties, security agreements and any other agreement, document or instrument delivered to or in favor of Payee or any holder in connection with any of the foregoing.

“Subordinated Debt” means any Indebtedness of the Maker which, by its terms, is expressly subordinated to the obligations evidenced by this Note.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

9. Cancellation. Immediately after all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be automatically canceled and the Payee shall immediately surrender this Note to the Maker for cancellation. After cancellation of this Note, this Note shall not be reissued.

10. Assignment. The rights and obligations of the Maker and the holder of this Note shall be binding upon and benefit the successors and permitted assigns and transferees of the Maker and the holder of this Note. In the event of any permitted assignment hereunder, (i) the Payees agree to pay for all costs associated with documenting, implementing or otherwise accommodating a sale, exchange, assignment, pledge, hypothecation, transfer or other disposition (each, a “Transfer”), (ii) the prospective Payee shall be, and shall provide a representation that it is, entering into such Transfer for its own account and not with a view to, or for sale in connection with, any subsequent distribution) and (iii) the prospective Payee shall become a party to this Note (or any replacement hereof).

11. Payments. All payments to be made to the Payee shall be made in the lawful money of the United States of America in immediately available funds.

12. Place of Payments. Payments of principal and interest shall be delivered as directed by prior written notice by the holder of this Note to the Maker or, if not specified by such holder, then to such holder, at the address of such holder set forth on the Maker’s records or at such other address as is specified by prior written notice by such holder to the Maker.

13. Governing Law. THE VALIDITY OF THIS NOTE, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW CASTLE, STATE OF DELAWARE, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE PAYEE’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE PAYEE ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE MAKER AND THE PAYEE WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.

THE MAKER AND THE PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE MAKER AND THE PAYEE REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. Waiver of Presentment, Demand and Dishonor. The Maker hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the Obligations and any and all extensions, renewals, and modifications hereof.

15. Expenses; Taxes; Attorneys Fees. The Maker will pay on demand, all costs and expenses incurred by or on behalf of each holder, including reasonable fees, costs, client charges and expenses of counsel for each holder, accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Note and any other Subordinated Loan Document, (b) any requested amendments, waivers or consents to this Note or any other Subordinated Loan Document whether or not such documents become effective or are given, (c) the preservation and protection of any holder’s rights under this Note or any other Subordinated Loan Document, (d) the defense of any claim or action asserted or brought against any holder by any Person that arises from or relates to this Note or any other Subordinated Loan Document or any holder’s claims against the Maker or any Guarantor, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Note or any other Subordinated Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any holder, or the taking of any action in respect of the Collateral or other security, in connection with this Note or any other Subordinated Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Note or any other Subordinated Loan Document, (h) any attempt to enforce any lien or security interest in any Collateral or other security in connection with this Note or any other Subordinated Loan Document, (i) any attempt to collect from the Maker or any Guarantor, (j) all liabilities and costs arising from or in connection with the past, present or future operations of the Maker or any Guarantor involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any release of hazardous materials on, upon or into such property, (k) any environmental liabilities and costs incurred in connection with the investigation, removal, cleanup or remediation of any hazardous materials present or arising out of the operations of any facility owned or operated by the Maker or any Guarantor, or (l) the receipt by any holder of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Subordinated Loan Document: (x) the Maker agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any holder to be payable in connection with this Note or any other Subordinated Loan Document, and the Maker agrees to save each holder harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Maker agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Note and the other Subordinated Loan Documents, and (z) if the Maker fails to perform any covenant or agreement contained herein or in any other Subordinated Loan Document, the holder may itself perform or cause performance of such covenant or agreement, and the expenses of the holder incurred in connection therewith shall be reimbursed on demand by the Maker.

16. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the immediately following Business Day, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

17. No Waiver. The rights and remedies of the holder of this Note expressly set forth in this Note are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the holder of this Note in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Event of Default. No course of dealing between the Maker and the holder of this Note or their agents or employees shall be effective to amend, modify or discharge any provision of this Note or to constitute a waiver of any Event of Default. No notice to or demand upon Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the holder of this Note to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

18. Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” whether or not so expressly stated in each such instance and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Note and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP.

19. Usury Laws. It is the intention of the Maker and each holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the Maker or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the Maker or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Maker. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Maker or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Maker.

20. Counterparts; Telefacsimile or Electronic Mail Execution. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note. Delivery of an executed counterpart of this Note by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Note. Any party delivering an executed counterpart of this Note by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Note but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Note.

*       *       *       *       *

IN WITNESS WHEREOF, the Maker has executed and delivered this Senior Subordinated Promissory Note on the date first above written.

KELLWOOD HOLDING CORP., a Delaware corporation

By:	/s/ Jason Bernzweig
Name:	Jason Bernzweig
Its:	Vice President

Agreed to and accepted this              day of May, 2008

SCSF KELLWOOD FINANCE, LLC

By:	/s/ Michael McConvery
Name:	Michael McConvery
Its:	Vice President